EXHIBIT 99.1
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LaSalle Hotel Properties
4800 Montgomery Lane, Suite M25
Bethesda, MD 20814
Ph.  (301) 941-1500
Fax (301) 941-1553
www.lasallehotels.com

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FOR IMMEDIATE RELEASE


Contact: Raymond Martz, Vice President of Finance & Investor Relations --Bethesda +301/941-1516



                      LASALLE HOTEL PROPERTIES INCREASES
                     UNSECURED CREDIT FACILITY TO $300 MM
      Company Increases LaSalle Hotel Lessee's Credit Facility to $25 MM


      BETHESDA, MD, AUGUST 30, 2004 -- LaSalle Hotel Properties (NYSE: LHO) today announced that it has successfully increased its senior unsecured credit facility to $300.0 million from $215.0 million. The facility will continue to be co-led by Bank of Montreal, as the Administrative Agent, and
Bank of America, as the Syndication Agent.   In addition, the Company's
affiliated lessee revolving credit facility, which is led by U.S. Bank National Association, was increased to $25.0 million from $13.0 million.

      "Our expanding bank group continues to evidence strong support and confidence in our company and our outlook," noted Hans Weger, Chief Financial Officer for LaSalle Hotel Properties. "In addition, the increased capacity of our unsecured credit facilities provides us with the ability to capitalize on investment opportunities that may become available in the market utilizing the over $280 million of current capacity available under the facility."

      As of today, the Company has total outstanding debt of $309.0 million including $18.8 million outstanding on the $300 million credit facility. The Company's weighted average cost of debt is presently 4.9 percent and as of June 30, 2004, total debt to trailing 12-month Corporate EBITDA equaled
3.7 times.

      The participants in the Company's expanded senior unsecured credit facility are: Bank of Montreal, Bank of America, Key Bank, LaSalle Bank, Raymond James, Royal Bank of Scotland, Scotia Capital, Wachovia and Wells Fargo.

      LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, which owns interests in 19 upscale and luxury full-service hotels, totaling approximately 6,400 guest rooms in 14 markets in 11 states and the District of Columbia. LaSalle Hotel Properties focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Marriott International, Inc., Starwood Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, and the Kimpton Hotel & Restaurant Group, LLC.





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Certain matters discussed in this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although LaSalle Hotel Properties believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from the Company's expectations are listed in the Company's
Form 10-K for the year ended December 31, 2003 and subsequent SEC reports and filings. LaSalle Hotel Properties assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.



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CONTACTS:

      Hans Weger, Chief Financial Officer, LaSalle Hotel Properties
            - 301/941-1500

      Raymond Martz, VP Finance, LaSalle Hotel Properties
            - 301/941-1516



                   For additional information, please visit
                     our web site at www.lasallehotels.com









































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